EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1105
john.mills@icrinc.com

Cutera Reports Second Quarter 2012 Results
Revenue Grew 32% Year-Over-Year

BRISBANE, Calif., August 6, 2012 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter ended June 30, 2012.

Key financial highlights for the second quarter of 2012 compared to same period last year are as follows:

•	Revenue grew 32%, to $19.6 million.
•	Net loss was $1.5 million, or $0.10 per diluted share, compared to a loss of $0.18 per diluted share.
•	The $1.5 million loss includes $1.2 million of non-cash stock-based compensation and amortization and depreciation.

Kevin Connors, president and CEO of Cutera, stated, “This is our fifth consecutive quarter of revenue growth in excess of 22%, compared to the same period one year ago.  We continue to see growth in most of our major geographical regions.  In the second quarter of 2012, our US revenue increased 38%, when compared to the second quarter of 2011. International revenue expanded by 28% during the second quarter of 2012, compared to the same period in 2011.  This revenue improvement was driven primarily by:

1)	Continued increased penetration of our premier ExcelV vascular system;
2)	Increased revenue from our flagship Xeo platform;
3)	Expansion and improved effectiveness of our North American sales organization;
4)	Incremental revenue from the Iridex aesthetic acquisition that contributed to higher service, cross selling opportunities and product revenue.”
“Revenue shipments of our truSculpt product designed for the fast growing non-invasive body contouring market commences in the third quarter of 2012. Our extensive research and unique energy delivery technology enables this product to achieve efficacious clinical outcomes, while minimizing patient discomfort. We are excited to be entering this aesthetic category and believe this will contribute to our revenue growth in the future.”

Mr. Connors concluded, “We believe the market outlook for aesthetic laser and other energy based equipment continues to improve and we are well positioned to capitalize on our expanding market. We remain focused on many initiatives in order to continue delivering revenue growth, improving gross margins, improving leverage in our business model, and cash generation in the second half of this year.”

Conference Call
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on August 6, 2012. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on August 20, 2012. In addition, you may call 877-407-3982 to listen to the live broadcast.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to leverage its business model, increase revenue, generate additional cash, increase profitability, develop and commercialize existing and new products and applications, experience market adoption for its products, realize benefits from additional investment, and statements regarding long-term prospects and opportunities as well as the timing and expected benefits of integration activities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the Company may not be successful in its efforts to improve sales productivity, revenue growth and profitability improvement through the leverage of its operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors”  in its most recent Form 10-Q as filed with the Securities and Exchange Commission on August 6, 2012. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's second quarter ended June 30, 2012 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	June 30,
	2012	2012	2011
Assets
Current assets:
Cash and cash equivalents	$17,788	$12,787	$17,483
Marketable investments	62,794	66,137	73,557
Accounts receivable, net	6,203	4,496	3,279
Inventories	12,722	13,434	8,301
Deferred tax asset	52	50	20
Other current assets and prepaid expenses	1,443	1,363	2,042
Total current assets	101,002	98,267	104,682

Property and equipment, net	946	1,019	771
Long-term investments	840	2,928	3,908
Deferred tax asset, net of current portion	463	450	328
Intangibles, net	3,186	3,504	541
Goodwill	1,339	1,339	-
Other long-term assets	539	458	-
Total assets	$108,315	$107,965	$110,230

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,199	$2,674	$2,180
Accrued liabilities	9,382	8,936	6,909
Deferred revenue	6,285	5,770	5,474

Total current liabilities	17,866	17,380	14,563

Deferred rent	1,400	1,450	1,455
Deferred revenue, net of current portion	905	917	898
Income tax liability	469	469	494
Total liabilities	20,640	20,216	17,410

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	98,044	97,043	93,515
Retained earnings (Accumulated deficit)	(10,058)	(8,592)	425
Accumulated other comprehensive loss	(325)	(716)	(1,134)
Total stockholders' equity	87,675	87,749	92,820
Total liabilities and stockholders' equity	$108,315	$107,965	$110,230

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Net revenue	$19,591	$15,727	$14,895
Cost of revenue	9,274	7,845	6,476
Gross profit	10,317	7,882	8,419

Operating expenses:
Sales and marketing	7,112	7,437	6,348
Research and development	1,872	2,216	2,346
General and administrative	2,854	3,495	2,588
Total operating expenses	11,838	13,148	11,282
Loss from operations	(1,521)	(5,266)	(2,863)
Interest and other income, net	144	96	199
Loss before income taxes	(1,377)	(5,170)	(2,664)
Provision (benefit) for income taxes	89	97	(208)
Net loss	$(1,466)	$(5,267)	$(2,456)

Net loss per share:
Basic and Diluted	$(0.10)	$(0.38)	$(0.18)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	14,095	13,960	13,765

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Cash flows from operating activities:
Net loss	$(1,466)	$(5,267)	$(2,456)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	787	738	1,325
Tax benefit from stock-based compensation	-	-	16
Excess tax benefit related to stock-based compensation	-	-	(16)
Depreciation and amortization	425	343	162
Other	(14)	14	(79)
Changes in assets and liabilities:
Accounts receivable	(1,697)	640	53
Inventories	712	(1,153)	(1,033)
Other current assets and prepaid expenses	59	444	(70)
Other long-term assets	(81)	28	-
Accounts payable	(475)	101	635
Accrued liabilities	420	(661)	1,028
Deferred rent	(24)	27	(3)
Deferred revenue	503	(118)	(344)
Income tax liability	-	(9)	15
Net cash used in operating activities	(851)	(4,873)	(767)

Cash flows from investing activities:
Acquisition of property and equipment	(34)	(277)	(217)
Business acquisition	-	(5,091)	-
Proceeds from sales of marketable and long-term investments	7,066	10,729	6,200
Proceeds from maturities of marketable investments	8,700	11,135	16,311
Purchase of marketable investments	(10,094)	(13,442)	(17,347)
Net cash provided by investing activities	5,638	3,054	4,947

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	214	586	123
Excess tax benefit related to stock-based compensation	-	-	16
Net cash provided by financing activities	214	586	139

Net increase (decrease) in cash and cash equivalents	5,001	(1,233)	4,319
Cash and cash equivalents at beginning of period	12,787	14,020	13,164
Cash and cash equivalents at end of period	$17,788	$12,787	$17,483

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	June 30,	% of	March 31,	% of	June 30,	% of
	2012	Revenue	2012	Revenue	2011	Revenue
Revenue By Geography:
United States	$7,834	40%	$6,311	40%	$5,697	38%
International	11,757	60%	9,416	60%	9,198	62%
	$19,591		$15,727		$14,895

Revenue By Product Category:
Products	$11,690	60%	$8,433	54%	$8,142	55%
Upgrades	797	4%	825	5%	856	6%
Service	4,435	23%	3,873	25%	3,594	24%
Titan hand piece refills	1,216	6%	1,130	7%	1,249	8%
Dermal fillers and cosmeceuticals	1,453	7%	1,466	9%	1,054	7%
	$19,591		$15,727		$14,895

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$168	$143	$183
Sales and marketing	159	140	177
Research and development	147	146	197
General and administrative	313	309	768
	$787	$738	$1,325